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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 19, 2008

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                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)

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          Kansas                        1-04721                48-0457967
 (State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                           Identification No.)


       6200 Sprint Parkway, Overland Park, Kansas           66251
        (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code (800) 829-0965

           (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 19, 2008, the Human Capital and Compensation Committee (the "Committee") of the Board of Directors of Sprint Nextel Corporation (the "Company") established the performance objectives and other terms of the Company's short-term incentive compensation plan for the second, third and fourth quarters of 2008 (the "2008 STIC Plan") and the 2008 long-term incentive compensation plan (the "2008 LTIC Plan") for officers and other eligible employees of the Company. The Committee had previously established the performance objectives and other terms of the Company's short-term incentive plan for the first quarter of 2008.

Given the performance of the Company in recent periods, and the Company's need to focus on achieving certain critical near-term objectives necessary for a turnaround of its performance, as discussed further below, the Committee designed the 2008 STIC Plan and the enhanced near-term component of the 2008 LTIC Plan to provide incentives for its senior management team and other plan participants to reduce wireless post-paid churn and improve the customer experience, use its resources efficiently, and improve operating performance and free cash flow. To further this goal, the Committee approved the following performance objectives under the 2008 STIC Plan: (1) wireless post-paid churn,
(2) adjusted operating income before depreciation and amortization, or OIBDA,
(3) free cash flow and (4) calls from subscribers to customer care representatives. To further the focus of senior management on these critical objectives, for those employees who are eligible to participate in the 2008 LTIC Plan, as part of the 2008 LTIC Plan design, the Committee allocated one half of each participant's 2008 LTIC Plan targeted opportunity to be in the form of dollar denominated performance units payable in restricted stock unit ("RSU") awards, based on the Company's actual performance in the second, third and fourth quarters of 2008 using the same performance objectives under the 2008 STIC Plan.

A summary of the 2008 STIC Plan and 2008 LTIC Plan are as follows:

         Short-Term Incentive Compensation Plan

The 2008 STIC Plan is comprised of three quarterly performance periods (each, a "Quarterly Performance Period"): the second quarter 2008; the third quarter 2008; and the fourth quarter 2008. The 2008 STIC Plan provides for a payment of incentive compensation, for each Quarterly Performance Period, based on the achievement of the financial or operating metrics established for each of the following performance objectives: (1) wireless post-paid churn, weighted at 40%;
(2) adjusted OIBDA, weighted at 20%; (3) free cash flow, weighted at 20%; and
(4) calls from subscribers to customer care representatives, weighted at 20%.

Payment under the 2008 STIC Plan for each Quarterly Performance Period will be determined based on the Company's results using three variables: (1) one quarter of each individual's annual incentive target opportunity, which is based on a percentage of the individual's base salary; (2) the Company's performance during the applicable period compared with the financial or operating metric established for each performance objective; and (3) relative weightings for each performance objective.

Each performance objective for each Quarterly Performance Period will have a threshold, target and maximum level of payment opportunity, with the maximum payment opportunity equal to 250% of the individual's target opportunity, other than Mr. Hesse, whose employment agreement provides that actual payouts under the 2008 STIC plan are limited to 200% of his targeted opportunity. To calculate each incentive award amount, an eligible employee's incentive target opportunity will be multiplied by the weightings and the payout results for each performance objective.

The actual incentive amounts paid to each participant under each applicable Quarterly Performance Period will be based on the Company's actual results during the applicable period in relation to the financial or operating metric established for each performance objective. Also, payouts will be limited to a maximum under an adjusted operating income objective for executive officers who are subject to the deduction limits of Section 162(m) of the Internal Revenue Code.

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Mr. Hesse's employment agreement provides for a target opportunity under the short-term incentive plan of not less than 170% of base salary - or $2,040,000 for 2008 - with actual payouts under the STIC plan limited to 200% of his targeted opportunity. The annual target opportunity for Ms. Walker is equal to 100% of her base salary - or $520,000 for 2008 - and for Mr. West is equal to 100% of his base salary - or $469,356 for 2008.

         Enhanced Near-Term Incentive Compensation Opportunity

One half of each 2008 LTIC Plan participant's targeted opportunity will be made in the form of dollar denominated performance units (the "Performance Units") that will be equally allocated to each of the three Quarterly Performance Periods. The Performance Units will be payable based on the Company's actual performance during the applicable period as compared to the financial or operating metric established for each performance objective and relative weightings for each performance objective of the 2008 STIC Plan for each of the Quarterly Performance Periods.

Each performance objective for the applicable Quarterly Performance Period will have a threshold, target and maximum level of payment opportunity, with the maximum payment opportunity equal to 250% of the individual's target opportunity. To calculate each incentive award amount, an eligible employee's incentive target opportunity will be multiplied by the weightings and the payout results for each performance objective, and, for certain executive officers other than Mr. Hesse, will be limited to a maximum payout under an adjusted operating income objective intended to comply with Section 162(m) of the Internal Revenue Code.

All payouts of Performance Units will be in the form of RSU awards that vest six months from the end of the applicable Quarterly Performance Period. The Company will determine the number of RSUs in which each Performance Unit will convert by dividing the value of the applicable Performance Units by the fair market value of our common stock.

All RSU awards granted with respect to the Performance Units will be made pursuant to the Company's 2007 Omnibus Incentive Plan, and are eligible to receive dividend equivalent payments, as and to the extent declared with respect to the Company's common stock.

         Long-Term Incentive Compensation Plan

Under the 2008 LTIC Plan, the 50% portion of each plan participant's targeted opportunity that remains following the allocation to the Performance Units will be made in a combination of non-qualified stock options and RSU awards - one-half of which will be in the form of non-qualified stock options and the other half of which will be in the form of RSU awards. The Committee made the allocation between stock options and RSU awards to reward our executive officers to the extent that they create value for the shareholders and to ensure that the program supports our retention objectives.

The stock options will vest ratably in equal amounts on February 11, 2009, February 11, 2010 and February 11, 2011 and have an exercise price equal to the closing price of a share of the Company's common stock on the date of the grant. The RSU awards, which are designed to enhance the Company's retention of executive officers, will vest entirely on February 11, 2011.

All RSU awards granted will be made pursuant to the Company's 2007 Omnibus Incentive Plan, and are eligible to receive dividend equivalent payments, as and to the extent declared with respect to the Company's common stock.

Because Mr. Hesse's employment agreement provides for an annual long-term incentive opportunity with a $10 million target value for 2008, $5 million of his targeted opportunity will be allocated to Performance Units under the enhanced near-term opportunity of the 2008 LTIC Plan and the remaining $5 million will be allocated to grants of stock options and RSU awards. Because Ms. Walker's target opportunity is $2 million, $1 million of her targeted opportunity will be allocated to Performance Units under the enhanced near-term opportunity of the 2008 LTIC Plan and the remaining $1 million will be allocated to grants of stock options and RSU awards. Because Mr. West will not participate in the 2008 LTIC Plan due to consideration that he will receive under his employment agreement, as amended on December 31, 2007, he will not be entitled to grants of Performance Units under the enhanced near-term opportunity of the 2008 LTIC Plan, stock options or RSU awards.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPRINT NEXTEL CORPORATION



Date: March 25, 2008                   /s/ Leonard J. Kennedy
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                                     By:   Leonard J. Kennedy
                                           General Counsel